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                                  Exhibit 99.1
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             Westinghouse Air Brake Company Announces Postponement
                 Of Planned Merger With MotivePower Industries

WILMERDING, Pa., Aug. 20 -- Westinghouse Air Brake Company (NYSE: WAB) (WABCO) announced today that in light of the market volatility in its and MotivePower Industries, Inc.'s (NYSE: MPO) stock, shareholder reaction communicated to the company and in order to provide shareholders additional time to evaluate information following Wednesday's joint press release, it has determined to postpone the meeting of its shareholders to vote upon the merger with MotivePower Industries, Inc. that was scheduled to be held on Monday, August 23, 1999. No date has yet been set for a new meeting.

Westinghouse Air Brake Company is North America's largest manufacturer of value added equipment for locomotives, railway freight cars and passenger transit vehicles. The Company's mission is to be the leading supplier of world class products and services to the railroad freight and transit industries, helping its customers to achieve higher levels of safety and productivity so they can compete more effectively.

Additional information on Westinghouse Air Brake Company is available by contacting its web site at www.wabco-rail.com.
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